Exhibit 99.1

PFSweb Reports Strong Second Quarter 2023 Results
Service Fee Revenue Growth Driven by Ongoing Fulfillment Demand Strength in Core Verticals
Second Quarter Bookings Set New PFS Record
Raising Full Year 2023 Annual Service Fee Revenue Growth Guidance to a Range of 8% to 13%
IRVING, Texas – August 8, 2023 – PFSweb, Inc. (NASDAQ: PFSW) (the "Company") is reporting results for the second quarter ended June 30, 2023.
“We continued to support strong growth in our fulfillment services and sales bookings during the second quarter,” said Mike Willoughby, CEO of PFSweb. “Service fee revenue increased 7% year-over-year, and we drove both sequential and year-over-year improvements in our service fee gross margin. Significantly, we achieved our best quarter for sales bookings in the Company’s history, aided by our new order fulfillment contracts and growing transportation management services. We believe we are well-positioned to continue capitalizing on our sales momentum and building upon our platform efficiencies in the second half of 2023.”

Q2 2023 Highlights vs. Q2 2022
•Total revenues increased 5% to $67.9 million, including $19.7 million in pass-through revenue.
•Service fee revenue increased 7% to $48.2 million.
•Service fee gross margin increased 350 basis points to 24.7% compared to 21.2%. The increase reflects the continued favorable impacts of productivity enhancements and cost-of-living-based pricing adjustments implemented in 2022.
•Net loss improved significantly to $0.1 million or $(0.01) per share, compared to a net loss from continuing operations of $4.5 million or $(0.20) per share. The improvement was primarily driven by the improvements in gross margin and a 13% year-over-year reduction in selling, general and administrative expenses, resulting from the reduced professional fees related to the LiveArea transaction in 2022 and the Company’s continuous cost optimization measures.
•Consolidated adjusted EBITDA (a non-GAAP measure defined and reconciled below) increased significantly to $3.3 million compared to $(0.4) million.

Recent Operational Highlights
•Recorded five bookings in Q2 worth an estimated $35.1 million in annual contract value (ACV), including $20.6 million in managed transportation revenue.
•Launched fulfillment operation for luxury beauty and wellness brand, BEAUTY PIE, from new Southampton-area fulfillment center in the United Kingdom.

•Opened new Dallas-area fulfillment center, with preparations underway to launch first client out of the facility in Q3.
•Closed a $25 million asset-based lending agreement with Texas Capital Bank, enhancing the Company’s liquidity position and its flexibility to support long-term growth initiatives.

Zach Thomann, COO and President of PFS, commented: “During the second quarter, we experienced sustained fulfillment demand across our core verticals, which continues to be driven by the health and beauty category and increased strength in apparel and jewelry. In conjunction with our fulfillment contracts, our bookings this quarter reflect expansion in our transportation management services, in which we facilitate flexible carrier selection for clients to add more value in the fulfillment process. As we expect transportation management to continue contributing to top-line growth, we have started reporting managed transportation bookings revenue as an additional sales bookings metric. We will seek further opportunities to convert both new and existing clients into this service as we support a healthy overall sales pipeline through the second half of 2023.
“We also continued to progress the international and domestic expansion of our fulfillment footprint to best support our growing client base. Our previously announced Dallas-area distribution center is now operational, with its first client expected to go live in the coming weeks. In addition, our second Southampton-area fulfillment center in the United Kingdom opened and successfully launched its first client, BEAUTY PIE, earlier in Q3. This increased fulfillment capacity will aid our work to launch and ramp our new client engagements over the coming months.
“With our record performance in the first half of 2023, we believe we have a robust foundation for driving sustainable growth of our fulfillment platform through advancing our multi-node fulfillment strategy, converting our growing sales pipeline, and building out a flexible and robust distribution network for our clients. We aim to continue executing on these objectives and expanding our high-quality, multi-node B2B and DTC fulfillment services for the brands we serve.”

2023 Outlook
The Company is raising its 2023 outlook for annual service fee revenue growth, which is now expected to range between 8% to 13% compared to the previous range of 5% to 10%.
PFSweb is reiterating its previously stated outlook for full year 2023 consolidated adjusted EBITDA as a percentage of service fee revenue, which is expected to be within the range of 6% to 8%. This range is inclusive of annual remaining public company costs of approximately 2% of service fee revenue.
Excluding public company costs, the Company continues to expect total company adjusted EBITDA as a percentage of service fee revenue to range between 8% to 10% in 2023. PFSweb believes its estimates of total company adjusted EBITDA, excluding the estimated remaining public company costs, provide an appropriate comparison to the estimated PFS standalone adjusted EBITDA percentage of service fee equivalent revenue metric disclosed in prior periods. Furthermore, the Company intends to maintain aggressive cost controls within the category of public company costs, with the goal of minimizing these costs to support accelerating service fee revenue growth.

Share Repurchase Update
PFSweb authorized a two-year share repurchase program on March 20, 2023, under which the Company may repurchase an aggregate of 1,000,000 shares of its common stock. As of June 30, 2023, the Company purchased 339,563 shares for approximately $1.4 million. The Company does not intend to comment further regarding share repurchase activity beyond the required disclosures.

Strategic Alternatives Process
PFSweb continues to target completion of its strategic review process with its financial advisor, Raymond James, during 2023. The Company does not intend to comment further regarding the review process unless or until the review process is concluded or it has otherwise determined that further disclosure is appropriate or required by law.

Conference Call
PFSweb will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2023.
PFSweb management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, August 8, 2023
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Registration Link: https://register.vevent.com/register/BIb20bcf14cc76474b842c7ddc0f9cc909

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.ir.pfsweb.com.
Forward-Looking Information
This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including our overall performance for our clients, as well as the impact of inflation, labor cost increases and overall economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s 2022 10-K, and any subsequent amendments thereto and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.
The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other costs.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as restructuring and other costs.
Non-GAAP net income (loss), EBITDA and adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFSweb, Inc.
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The company is headquartered in Irving, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

Investor Relations:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gateway-grp.com

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$39,022	$30,034
Accounts receivable, net of reserve for credit loss of $383 and $365 at June 30, 2023 and December 31, 2022, respectively	44,917	82,540
Other receivables	2,251	9,578
Prepaid expenses and other current assets	6,478	7,665
Total current assets	92,668	129,817
Property and equipment, net	20,460	20,888
Operating lease right-of-use assets, net	34,979	30,841
Goodwill	21,795	21,310
Other assets	1,717	1,806
Total assets	$171,619	$204,662
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$18,288	$38,518
Accrued expenses	22,659	36,973
Current portion of operating lease liabilities	8,987	8,284
Current portion of finance lease obligations	53	72
Deferred revenues	2,521	3,906
Total current liabilities	52,508	87,753
Finance lease obligations, less current portion	3	22
Deferred revenue, less current portion	930	870
Operating lease liabilities, less current portion	28,454	25,478
Other liabilities	4,378	4,315
Total liabilities	86,273	118,438

Commitments and Contingencies

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 23,084,766 and 22,725,116 issued and 22,711,736 and 22,691,649 outstanding at June 30, 2023 and December 31, 2022, respectively	23	23
Additional paid-in capital	181,853	180,353
Accumulated deficit	(92,397)	(90,893)
Accumulated other comprehensive loss	(2,592)	(3,134)
Treasury stock at cost, 373,030 and 33,467 shares at June 30, 2023 and December 31, 2022, respectively	(1,541)	(125)
Total shareholders’ equity	85,346	86,224
Total liabilities and shareholders’ equity	$171,619	$204,662

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Service fee revenue	$48,206	$45,234	$95,818	$90,765
Product revenue, net	—	122	—	3,319
Pass-through revenue	19,716	19,278	41,368	37,037
Total revenues	67,922	64,634	137,186	131,121
Costs of revenues:
Cost of service fee revenue	36,314	35,645	72,311	72,137
Cost of product revenue	—	104	—	3,055
Cost of pass-through revenue	19,716	19,278	41,368	37,037
Total costs of revenues	56,030	55,027	113,679	112,229
Gross profit	11,892	9,607	23,507	18,892
Selling, general and administrative expenses	12,286	14,077	24,818	30,505
Loss from continuing operations	(394)	(4,470)	(1,311)	(11,613)
Interest income, net	(254)	(151)	(332)	(145)
Loss from continuing operations before income taxes	(140)	(4,319)	(979)	(11,468)
Income tax expense (benefit), net	(12)	184	633	502
Net loss from continuing operations	(128)	(4,503)	(1,612)	(11,970)

Income from discontinued operations before income taxes	—	180	—	180
Income tax expense, net	—	—	—	—
Net income from discontinued operations	—	180	—	180

Net loss	$(128)	$(4,323)	$(1,612)	$(11,790)

Basic loss per share:
Net loss from continuing operations per share	$(0.01)	$(0.20)	$(0.07)	$(0.53)
Net income from discontinued operations per share	—	0.01	—	0.01
Basic loss per share	$(0.01)	$(0.19)	$(0.07)	$(0.52)
Diluted loss per share:
Net loss from continuing operations per share	$(0.01)	$(0.20)	$(0.07)	$(0.53)
Net income from discontinued operations per share	—	0.01	—	0.01
Diluted loss per share	$(0.01)	$(0.19)	$(0.07)	$(0.52)

Weighted average number of shares outstanding:
Basic	22,788	22,650	22,933	22,547
Diluted	22,788	22,650	22,933	22,547

EBITDA from continuing operations	$1,661	$(2,748)	$2,795	$(7,936)
Adjusted EBITDA from continuing operations	$3,348	$(361)	$6,304	$(732)

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss from continuing operations	$(128)	$(4,503)	$(1,612)	$(11,970)
Income tax expense (benefit), net	(12)	184	633	502
Interest income, net	(254)	(151)	(332)	(145)
Depreciation and amortization	2,055	1,722	4,106	3,677
EBITDA from continuing operations	1,661	(2,748)	2,795	(7,936)
Stock-based compensation	1,226	577	2,230	1,316
Restructuring and other costs	461	1,810	1,279	5,888
Adjusted EBITDA from continuing operations	$3,348	$(361)	$6,304	$(732)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss from continuing operations	$(128)	$(4,503)	$(1,612)	$(11,970)
Stock-based compensation	1,226	577	2,230	1,316
Restructuring and other costs	461	1,810	1,279	5,888
Non-GAAP net income (loss) from continuing operations	$1,559	$(2,116)	$1,897	$(4,766)